UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2016

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Throckmorton Street, Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 817-761-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Today we issued a press release announcing that our Chief Financial Officer (“CFO”), Malinda Passmore, is leaving the Company effective immediately, and that we have appointed Marcelino Rodriguez, age 57, as the Company’s new CFO, also effective immediately.

Mr. Rodriguez is a Certified Public Accountant and has more than 27 years of domestic and international experience in accounting, treasury, financial reporting, operating processes and systems and information technology. Since February, 2014, Mr. Rodriguez has served as the Company’s Corporate Controller and Chief Accounting Officer and oversaw the Company’s corporate accounting, tax and financial reporting. Before joining the Company in 2014, Mr. Rodriguez served as Chief Financial Officer of Paul Mueller Company, a Springfield, Missouri-based manufacturer of industrial stainless steel tanks and equipment, where he was responsible for accounting, finance, IT, treasury, reporting, legal and investor relations. Prior to that role, Mr. Rodriquez was Chief Financial Officer of Lhoist North America, a leading producer of lime-based products and services.

Upon becoming Vice President and CFO, Mr. Rodriguez will receive an annual base salary of $260,000, he will participate in the Company’s annual incentive compensation and long‑term incentive compensation programs.

There have been no transactions directly or indirectly involving Mr. Rodriguez that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated June 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ Christopher T. Fraser	Date: June 27, 2016
Christopher T. Fraser
Chief Executive Officer